Exhibit 99.1

High Point UAS, LLC
and Subsidiaries

Revised Consolidated Financial Statements

Year Ended December 31, 2025

To the Board of Directors of

High Point UAS, LLC and Subsidiaries Irvine, California

Opinion

We have audited the accompanying revised consolidated financial statements of High Point UAS, LLC and Subsidiaries (the "Company"), which comprise the consolidated balance sheet as of December 31, 2025, and the revised consolidated statement of operations, changes in members' equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying revised consolidated financial statements referred to above present fairly, in all material respects, the financial position of High Point UAS, LLC and Subsidiaries as of December 31, 2025, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America (''GAAP'').

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America ("GAAS"). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of High Point UAS, LLC and Subsidiaries and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter - Revisions to Previously Issued Financial Statements

As discussed in Note 1 to the financial statements, the Company has revised its previously issued financial statements to conform to accounting and reporting requirements applicable to entities filing financial statements with the Securities and Exchange Commission. The revisions include, among other matters, the elimination of the private-company accounting alternative for goodwill amortization, the recognition of certain identifiable intangible assets in connection with a business acquisition, and revisions related to the accounting for leases.

These revisions do not represent the correction of an error in the previously issued financial statements. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the revised consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

“Wipfli" is the brand name under which Wipfli LLP and Wipfli Advisory LLC and its respective subsidiary entities provide professional services. Wipfli LLP and Wipfli Advisory LLC (and its respective subsidiary entities) practice in an alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable law, regulations, and professional standards. Wipfli LLP is a licensed independent CPA firm that provides attest services to its clients, and Wipfli Advisory LLC provides tax and business consulting services to its clients. Wipfli Advisory LLC and its subsidiary entities are not licensed CPA firms.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about High Point UAS, LLC and Subsidiaries's ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the revised consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of High Point UAS, LLC and Subsidiaries’s internal control. Accordingly, no such opinion is expressed.
•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about High Point UAS, LLC and Subsidiaries's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Wipfli LLP

Tinley Park, Illinois

July 23, 2026

“Wipfli" is the brand name under which Wipfli LLP and Wipfli Advisory LLC and its respective subsidiary entities provide professional services. Wipfli LLP and Wipfli Advisory LLC (and its respective subsidiary entities) practice in an alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable law, regulations, and professional standards. Wipfli LLP is a licensed independent CPA firm that provides attest services to its clients, and Wipfli Advisory LLC provides tax and business consulting services to its clients. Wipfli Advisory LLC and its subsidiary entities are not licensed CPA firms.

High Point UAS, LLC and Subsidiaries

Consolidated Balance Sheet

As of December 31,	2025 (Revised)

ASSETS

Current assets:
Cash and cash equivalents	$6,346,326
Restricted cash	1,776,320
Accounts receivable, net of allowance for credit losses of $214,618	12,865,132
Contract assets	4,660,351
Inventories, net	23,008,017
Prepaid and other	4,857,890

Total current assets	53,514,036

Non-current assets:
Property and equipment, net	15,281,387
Goodwill	186,141,087
Intangibles, net	55,577,844
Deposits	427,092
Operating right-of-use lease assets, net	9,126,726

Total non-current assets	266,554,136

TOTAL ASSETS	$320,068,172

LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
Current portion of operating lease liabilities	$3,698,188
Accounts payable	7,188,785
Contract liabilities	3,375,515
Accrued expenses	9,757,086

Total current liabilities	24,019,574

Long-term liabilities:
Operating lease liabilities, net of current portion	6,722,228
Deferred compensation	812,655

Total long-term liabilities	7,534,883

Total liabilities	31,554,457

Members' equity	288,513,715

TOTAL LIABILITIES AND MEMBERS' EQUITY	$320,068,172

See accompanying notes to consolidated financial statements.

High Point UAS, LLC and Subsidiaries

Consolidated Statement of Operations

Year Ended December 31,	2025 (Revised)
Sales	$104,786,461
Cost of sales	48,401,625

Gross profit	56,384,836

Operating expenses
General and administrative	57,641,466
Depreciation	2,004,142
Intangibles amortization	8,243,513
Management fees	495,640
Deferred compensation	(196,567)

Total operating expenses	68,188,194

Loss from operations	(11,803,358)

Other income (expense):
Interest income	177,173
Interest expense	(54,279)
Miscellaneous income	176,916

Total other income, net	299,810

Loss before income taxes	(11,503,548)

Foreign tax expense	181,424

Net loss	$(11,684,972)

See accompanying notes to consolidated financial statements.

High Point UAS, LLC and Subsidiaries

Consolidated Statement of Changes in Members' Equity

	Additional Paid-In Capital	Retained Earnings	Members' Equity

Balances at January 1, 2025, as revised	359,416,814	(59,288,127)	300,128,687

Net loss	-	(11,684,972)	(11,684,972)
Capital contributions	70,000	-	70,000

Balances at December 31, 2025	$359,486,814	$(70,973,099)	$288,513,715

See accompanying notes to consolidated financial statements.

High Point UAS, LLC and Subsidiaries

Consolidated Statement of Cash Flows

Year Ended December 31,	2025 (Revised)

Increase (decrease) in cash and cash equivalents:
Cash flows from operating activities:
Net loss	$(11,684,972)

Adjustments to reconcile consolidated net loss to net cash flows from operating activities:
Depreciation and amortization	10,247,233
Provison for credit losses	(551,553)
Non-cash lease expense, net of operating lease liabilities	(616,411)
Deferred compensation costs	(196,567)
Changes in operating assets and liabilities:
Accounts receivable	5,494,218
Contract assets	2,584,918
Inventories, net	4,602,757
Prepaid and other assets	(2,343,319)
Accounts payable	3,140,904
Accrued expenses	2,477,120
Contract liabilities	(3,330,477)
Total adjustments	21,508,823

Net cash flows from operating activities	9,823,851

Cash flows from investing activities:
Capital expenditures	(8,524,176)
Net cash flows from investing activities	(8,524,176)

Cash flows from financing activities:
Net change in related party revolving line of credit	(3,508,750)
Capital contributions	70,000
Net cash flows from financing activities	(3,438,750)

Net change in cash and cash equivalents	(2,139,075)
Cash and cash equivalents at beginning	10,261,721

Cash and cash equivalents at end of year	$8,122,646

Ending cash and cash equivalents balance per consolidated balance sheet	$6,346,326
Ending restricted cash balance per consolidated balance sheet	1,776,320
Total ending cash and cash equivalents balance per consolidated balance sheet	$8,122,646
Supplemental cash flow information:
Cash paid during the year for:
Interest	$54,279

See accompanying notes to consolidated financial statements.

High Point UAS, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

High Point UAS, LLC and Subsidiaries specializes in manufacturing and service of integrated autonomous defense and robotic systems for multi-mission capabilities, in addition to providing innovative solutions and services within software engineering, data analytics, and cloud-based computing. The Company creates scalable, interoperable software and acts as a prime integrator for sensors and effectors used in multi-domain operations. Their solutions include counter uncrewed systems (UxS), counter unmanned aerial systems (CUAS), force protection, rapid prototyping, long-range intelligence, surveillance, and reconnaissance (ISR), and advanced analytics. The Company has numerous contracts with both commercial and government clients.

Principles of Consolidation

The accompanying consolidated financial statements include the operations of High Point UAS, LLC and its wholly owned subsidiaries (collectively the "Company"):

Delta UAS Acquisition, LLC ("Delta") - 100% owned by High Point UAS, LLC

Dzyne Technologies, LLC ("Dzyne") - 100% owned by Delta UAS Acquisition, LLC

Flex Force Holdings, LLC - 100% owned by Dzyne Technologies, LLC

Flex Force Enterprises, LLC ("Flex Force") - 100% owned by Flex Force Holdings, LLC

High Point Aerotechnologies, Inc. ("High Point") - 100% owned by Dzyne Technologies, LLC

Black Sage Technologies, Inc. - 100% owned by High Point Aerotechnologies, Inc.

High Point Technologies Pte Ltd. (Singapore) - 100% owned by Liteye Systems, Inc.

Liteye Systems, Inc. - 100% owned by High Point Aerotechnologies, Inc.

High Point Technologies UK Ltd. (UK) - 100% owned by Black Sage Technologies, Inc.

All significant intercompany accounts and transactions have been eliminated in consolidation.

Basis of Accounting and Presentation

The consolidated financial statements have been prepared on the accrual basis in conformity with accounting principles generally accepted in the United States of America.

Basis of Revision and Conformity to SEC Reporting Requirements

The accompanying consolidated financial statements were previously prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") utilizing certain private-company accounting alternatives for private-company reporting purposes. The Company is now required to include its audited financial statements in certain filings with the U.S. Securities and Exchange Commission ("SEC") in connection with its acquisition by Ondas, Inc.

High Point UAS, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Note 1: Nature of Operations and Summary of Significant Accounting Policies (Continued)

Basis of Revision and Conformity to SEC Reporting Requirements (Continued)

For purposes of inclusion in SEC filings, the Company meets the definition of a public business entity ("PBE") under U.S. GAAP and, therefore, is not permitted to apply accounting alternatives and practical expedients available to private companies. Accordingly, the accompanying consolidated financial statements have been revised to retrospectively eliminate the effects of previously elected private-company accounting alternatives and to conform the financial statements and related disclosures to the accounting and reporting requirements applicable to PBEs.

The revisions included the following:

•
Elimination of the private-company accounting alternative that permitted the amortization of goodwill;
•
Recognition and separate presentation of certain identifiable intangible assets that were previously subsumed into goodwill under private-company accounting alternatives;
•
Revision of lease accounting balances and related measurements to conform to accounting policies applicable to PBEs;
•
Adoption of other disclosure requirements applicable to PBEs, as necessary.

Goodwill and Intangible Assets

Under the Company's previously applied private-company accounting policies, goodwill was amortized on a straight-line basis over a ten-year period and certain customer-related intangible assets and noncompetition agreements acquired in business combinations were subsumed into goodwill. In connection with the preparation of these financial statements for SEC reporting purposes, the Company retrospectively eliminated the effects of the private-company accounting alternatives and applied the accounting guidance applicable to PBEs.

Accordingly, previously recorded goodwill amortization expense was reversed, identifiable intangible assets were separately recognized, and the related amortization expense was recorded based on the estimated useful lives of the identified assets. Goodwill is no longer amortized and is subject to impairment testing in accordance with ASC 350, Intangibles—Goodwill and Other.

Leases

Under its previously applied accounting policies, the Company elected the private-company practical expedient to use a risk-free discount rate in measuring lease liabilities and right-of-use assets. Because this expedient is not available for purposes of reporting requirements applicable to PBEs, the Company retrospectively remeasured its lease liabilities and right-of-use assets using estimated incremental borrowing rates. No other lease accounting policies were revised. The resulting adjustments affected lease liabilities, right-of-use assets, and lease expense for the period presented.

High Point UAS, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Note 1: Nature of Operations and Summary of Significant Accounting Policies (Continued)

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the consolidated financial statements.

Accounts Receivable

Accounts receivables consist of uncollateralized obligations due from customers within the United States and internationally under normal trade terms. Collections of accounts receivable are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The carrying amount of accounts receivable is reduced by an allowance that reflects management's best estimate of the current expected credit losses. The estimate of the allowance for credit losses is based on an analysis of historical loss experience, current receivables aging, and management's assessment of current conditions and expected changes during a reasonable and supportable forecast period. The Company uses an aging method to estimate allowances for credit losses. Management assesses collectability by pooling receivables with similar risk characteristics and evaluates receivables individually when specific customer balances no longer share those risk characteristics.

Past due receivables are written off when the Company’s collection efforts have been deemed unsuccessful in collecting the amounts past due. Bad debt recoveries are credited to the allowance account as collected. The allowance for credit losses totaled $214,618 at December 31, 2025.

The following is a roll forward of the allowance for credit losses for the year ended December 31, 2025:

2025

Balance at beginning	$766,171
Provision for credit losses	151,142
Write offs	(702,695)

Balance at end	$214,618

High Point UAS, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Note 1: Nature of Operations and Summary of Significant Accounting Policies (Continued)

Restricted Cash

Restricted cash represents a cash account that is required to be segregated and held in accordance with an operating lease and credit card collateral.

Total cash balance at December 31, 2025 consisted of the following:

2025

Unrestricted cash and cash equivalents	$6,346,326
Restricted cash	1,776,320

Total cash, restricted cash and cash equivalents	$8,122,646

Inventories

Inventories are valued at the lower of cost, determined by the weighted average method, and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Inventories consist of raw materials, work-in-progress, and finished goods. Determining an inventory reserve requires management to make a significant estimate by analyzing inventory age, sales trends, and product lifecycles and involves inherent uncertainties and the application of managements judgment. At December 31, 2025, the Company had a reserve for slow moving and obsolete inventory of $14,643,153.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Expenditures for renewals and betterments which extend the life of such assets are capitalized. Maintenance and repairs are charged to expense as incurred. Differences between amounts received and net carrying value of assets retired or disposed of are charged or credited to income. Depreciation and amortization is charged to expense on the straight-line basis over the estimated useful life of each asset.

The estimated useful lives for each major depreciable classification of property and equipment are as follows:

Machinery and equipment	10 - 20 years
Software and computer equipment	3 - 5 years
Demo fixed assets	3 - 7 years
Leasehold improvements	Lesser of useful life or lease term
Furniture and office equipment	3 - 10 years
Vehicles	3 - 5 years

High Point UAS, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Note 1: Nature of Operations and Summary of Significant Accounting Policies (Continued)

Goodwill

Goodwill is not amortized but tested annually for impairment, or more frequently when events or changes in circumstances or other conditions suggest impairment may have occurred. Impairment exists when the asset carrying values exceed their respective fair values. The excess is recorded to operations as an impairment charge. No impairment of goodwill was recognized during 2025.

Intangibles

Intangibles subject to amortization are capitalized and amortized on a straight-line basis over the estimated useful life of each intangible asset. Intangibles consist of trademarks, trade names, customer contracts, customer relationships, noncompetition agreements and technology. Annual evaluations are performed to determine if the remaining useful lives need to be revised. No impairment was recognized during the year ended December 31, 2025.

Long-Lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or changes in circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value. There were no long-lived asset impairments recognized during 2025.

Leases

The Company is a lessee in multiple noncancelable operating leases. If the contract provides the Company the right to substantially all the economic benefits and the right to direct the use of the identified asset, it is considered to be or contain a lease. Right-of-use (ROU) assets and lease liabilities are recognized at the lease commencement date based on the present value of the future lease payments over the expected lease term. The ROU asset is also adjusted for any lease prepayments made, lease incentives received, and initial direct costs incurred.

The lease liability is initially and subsequently recognized based on the present value of its future lease payments. Variable payments are included in the future lease payments when those variable payments depend on an index or a rate. Increases (decreases) to variable lease payments due to subsequent changes in an index or rate are recorded as variable lease expense (income) in the future period in which they are incurred. Variable payments that are based on additional measurements outside of an index or rate are recorded in the period incurred.

High Point UAS, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Note 1: Nature of Operations and Summary of Significant Accounting Policies (Continued)

Leases (Continued)

The rate implicit in the Company's leases is generally not readily determinable. Accordingly, the Company uses its incremental borrowing rate in determining the present value of lease payments. The incremental borrowing rate represents the rate of interest the Company would have to pay on a collateralized basis to borrow an amount equal to the lease payments over a similar term and in a similar economic environment. The Company estimates the incremental borrowing rate using information available at the lease commencement date.

The ROU asset for operating leases is subsequently measured throughout the lease term at the amount of the remeasured lease liability (i.e., present value of the remaining lease payments), plus unamortized initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received, and any impairment recognized. For operating leases with lease payments that fluctuate over the lease term, the total lease costs are recognized on a straight-line basis over the lease term.

For all underlying classes of assets, the Company has elected to not recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less at lease commencement and do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. Leases containing termination clauses in which either party may terminate the lease without cause and the notice period is less than 12 months are deemed short-term leases with lease costs included in short-term lease expense. The Company recognizes short-term lease cost on a straight-line basis over the lease term.

For all underlying classes of assets, the Company separates lease and non-lease components to determine the lease payment.

Revenue Recognition

The Company’s primary business activity involves manufacturing and service of integrated autonomous airspace solutions, which provide autonomous layered defense and robotic systems for multi-mission capabilities. The Company has sales primarily to the United States Government (USG) and international commercial customers. Revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of the revenue recognition standard, the Company performs the following five steps: (i) identify the contract with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that it will collect the consideration they are entitled to in exchange for the goods or services they transfer to the customer. At contract inception, the Company assesses the goods or services promised within each contract and determines the performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes revenue for the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

High Point UAS, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Note 1: Nature of Operations and Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

Determining the method and amount of revenue to recognize requires the Company to make judgments and estimates which include determining whether the performance obligation is satisfied over-time or at a point-in-time, the selection of method to measure progress towards completion, and determining if the contract includes any variable consideration or material right elements.

The Company’s primary performance obligation is product sales (autonomous layered defense and robotic systems). Revenue is recognized when control of the goods or services is transferred to the customer, which may occur over time or at a point in time, depending on the terms of the contract. For product sales that include service integration, the Company recognizes revenue over time as progress is made toward satisfying the performance obligations of each contract. The Company measures a contract’s progress on the basis of the ratio of costs incurred to estimated total costs, an input method. For contracts which the transaction price includes amounts contingent on future events, the Company estimates the amount to be included in the transaction price based on its experience with such contracts and to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty is resolved. For product resales that do not include service integration, the Company recognizes revenue when the customer obtains control of the product, which occurs at a point in time, and may be upon shipment or upon delivery based on the contractual shipping terms of a contract.

The Company provides both assurance-type and service-type warranties. The Company provides an assurance-type warranty that guarantees its product complies with agreed-upon specifications. The assurance-type warranty is not sold separately and does not convey any additional services to the customer; therefore, the assurance-type warranty is not considered a separate performance obligation. The Company also provides service-type warranties that go above and beyond ensuring basic functionality, generally extended service arrangements. If a service-type warranty is sold with a product or separately, revenue is recognized over the life of the warranty. The Company evaluates warranty offerings in comparison to industry standards and market expectations to determine appropriate warranty classification. Market expectations and industry standards can vary based on product type and geography.

The Company allocates the transaction price based on the estimated relative standalone selling prices of the promised products or services underlying each performance obligation. The Company determines standalone selling prices based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price by taking into account available information such as market conditions and internally approved standard pricing.

The Company does not normally enter into contracts that would result in variable consideration. Contracts that may include terms that could result in variable consideration such as penalties, liquidation damages, discounts and concessions, are analyzed on a contract-by-contract basis and if applicable, an estimate of the potential impact on the transaction price is performed. The Company does not currently provide any discount on early payment.

High Point UAS, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Note 1: Nature of Operations and Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

Special consideration is given to change orders. A change order will be treated as a separate contract, if the additional goods or services are distinct. The payment terms and conditions in customer contracts vary. The Company typically does not have contracts with customers in which payment terms are greater than 45 days. The Company does not assess whether a significant financing component exists if the period between when it performs its obligations under the contract and when the customer pays, is one year or less.

The Company recognizes freight and shipping costs associated with outbound freight after control over a product has transferred to a customer, as a fulfillment cost and includes those costs in cost of sales. Revenue received from shipping and handling fees is reflected in net sales.

The Company has adopted the practical expedient for accounting for incremental direct costs of obtaining a contract, which consist of sales commissions. Sales commissions are expensed when incurred if the amortization period of the assets that the Company otherwise would have recognized is one year or less.

The Company has determined that the nature, amount, timing, and uncertainty of revenue and cash flow are most significantly affected by changes in technology and changes in the general state of the economy. In addition, the Company’s business with the federal government is subject to the risk that one or more of its contracts, or extensions of existing contracts, may be awarded to a competitor by the federal agency.

Additionally, federal contracts are subject to funding delays, administrative issues, extensions, and moratoriums caused by political and administrative disagreements. Furthermore, federal contractors are subject to audits and contract reviews by federal authorities. These audits can result in adjustments to contract costs, fees, and reimbursements, and certain expenses may be denied. To date, the impact of such matters has not been significant to the Company’s operations; however, no assurances can be given regarding the awarding of federal contracts or future risks and uncertainties.

Accounting for long-term contracts with customers involves the use of various techniques to estimate total transaction price, total estimated costs at completion, and progress toward satisfaction of performance obligations which are used to recognize revenue earned. Unforeseen events and circumstances can alter the estimate of the costs associated with a particular contract. Total estimated costs at completion can be impacted by changes in productivity, scheduling, the unit cost of labor, subcontracts, materials, and equipment.

Additionally, external factors such as customer needs, labor availability, governmental regulation and politics may affect the progress of a project’s completion, and thus the timing and amount of revenue recognition. To the extent that original cost estimates are modified, estimated costs to complete increase, delivery schedules are delayed, or progress under a contract is otherwise impeded, cash flow, revenue recognition, and profitability from a particular contract may be adversely affected.

High Point UAS, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Note 1: Nature of Operations and Summary of Significant Accounting Policies (Continued)

Disaggregation of Revenue

Revenues recognized over time were approximately $78,515,000 for the year ended December 31, 2025. Revenues recognized at a point in time were approximately $26,271,000 for the year ended December 31, 2025.

Revenues recognized from government contracts were approximately $55,163,000 for the year ended December 31, 2025. Revenues recognized from all other customer types were approximately $49,623,000 for the year ended December 31, 2025.

Contract Balances and Receivables

Contract assets represent revenue recognized in excess of amounts billed at the reporting date, on uncompleted contracts. Contract assets are current assets and are not considered a significant financing component, as they are intended to protect the customer in the event the Company does not fulfil its obligations under the contract.

Contract liabilities represent the Company’s obligation to perform on uncompleted contracts with customers for which the Company has received payment or for which accounts receivable are outstanding. These arise under certain contracts that allow for up-front payments from the customer or contain contractual billing milestones, which result in billings that exceed the amount of revenue recognized for certain periods. Contract liabilities are current liabilities and are not considered a significant financing component, as they are used to meet working capital requirements that are generally higher in the early stages of a contract and are intended to protect the Company from the other party failing to meet its obligations under the contract.

Contract assets, contract liabilities and trade receivables, net consisted of the following:

	December 31, 2025	December 31, 2024

Contract assets	$4,660,351	$7,245,269
Contract liabilities	3,375,515	6,705,992
Trade receivables, net	$12,865,132	$17,807,797

During 2025, the Company recognized approximately $6,535,000 of revenue recorded as contract liabilities at December 31, 2024. At December 31, 2025, the Company expects to recognize 100% of $3,375,515 of contract liabilities into revenue during the next twelve months.

High Point UAS, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Note 1: Nature of Operations and Summary of Significant Accounting Policies (Continued)

Income Taxes

Delta, Dzyne, Flex Force Holdings, and Flex Force are incorporated as limited liability companies for income tax purposes. Accordingly, the entities are not liable for federal income taxes, but are liable for certain state income taxes. Federal taxable income and tax credits flow through to the members and are reported on the members' income tax return.

The remaining subsidiaries are consolidated under High Point as a C corporation which requires the recognition of income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized and represent the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. They are measured using the enacted tax rates expected to apply to taxable income in the years in which the related temporary differences are expected to be recovered or settled. Valuation allowances are established against deferred tax assets when it is more likely than not that the realization of those deferred tax assets will not occur. Income taxes are recognized for the current year and for the change in the deferred tax assets and deferred tax liabilities.

The Company’s income tax filings are subject to audit by federal and state taxing authorities. Generally, tax years remain open for examination under a three and four year statute of limitations, respectively.

Concentrations

Credit Risk

The Company routinely maintains balances in bank accounts in excess of federally insured limits. The Federal Deposit Insurance Corporation standard insurance limits is $250,000 per depositor, per insured bank, for each account ownership activity. The Company, from time to time, has deposits on hand at the financial institution in excess of the Federal Deposit Insurance Corporation insured limits. The Company has not experienced any losses in such accounts, and management believes there is no significant concentration of credit risk with respect to these accounts.

Major Customers

The Company had one customer that represented approximately 42% of total sales and 23% of accounts receivable for the year ended December 31, 2025.

Foreign Currency Translation

The Company uses the U.S. dollar as its reporting currency. The financial position and results of the Company's subsidiaries, High Point Technologies UK, Ltd. and High Point Technologies Pte Ltd., are measured using the local currency as their functional currency. Assets and liabilities have been translated at the exchange rate as of the balance sheet date; revenues and expenses are generally translated at the average exchange rate for the period. The foreign translation loss (gain) is not material to the consolidated financial statements.

High Point UAS, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Note 1: Nature of Operations and Summary of Significant Accounting Policies (Continued)

Fair Value Measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an ordinary transaction between market participants at the measurement date. A three-tier hierarchy prioritizes the inputs used in measuring fair value. These tiers include Level 1, defined as observable inputs such as quoted market prices in active markets; Level 2, defined as inputs other than quoted market prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore, requiring an entity to develop its own assumptions. The asset's or liability's fair value measurement within the hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The assumptions and methodology used are reviewed by management to ensure the estimated fair value complies with accounting standards generally accepted in the United States of America. The Company valuations are measured within twelve months of the grant date and updated for any material changes between the valuation date and reporting date as necessary.

Cash and Cash Equivalents

Cash equivalents are defined as short-term, highly liquid investments, which are readily convertible to cash and have remaining maturities of three months or less at the date of acquisition.

Research and Development

Research and development costs are expensed as incurred. Research and development costs were $13,837,486 for the year ended December 31, 2025.

Subsequent Events

The Company has evaluated subsequent events through July 23, 2026, which is the date the consolidated financial statement was available to be issued.

High Point UAS, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Note 2: Inventories

Inventories consist of the following:

As of December 31,	2025

Raw materials	$26,529,497
Work in process	7,977,218
Finished goods	3,022,036
Other inventories	122,419

Total	37,651,170
Less provision for obsolescence	(14,643,153)

Inventories, net	$23,008,017

Note 3: Property and Equipment

Property and equipment consists of the following:

As of December 31,	2025

Machinery and equipment	$1,133,104
Software and computer equipment	2,400,341
Demo fixed assets	7,491,653
Leasehold improvements	774,889
Furniture and office equipment	1,757,057
Vehicles	379,895

Total	13,936,939
Less accumulated depreciation and amortization	(4,000,191)

Construction in progress	5,344,639

Property and equipment, net	$15,281,387

Depreciation expense for the year ended December 31, 2025 was $2,004,142.

High Point UAS, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Note 4: Intangibles

Intangibles consist of the following as of December 31, 2025:

As of December 31,	Gross Carrying Amount	Accumulated Amortization	Net Amount	Useful Life

Trademarks and trade names	$12,935,000	$(3,069,002)	$9,865,998	10 years
Technology	19,414,912	(8,689,929)	10,724,983	5-6 years
Customer contracts	6,850,000	(6,850,000)	-	1-2 years
Customer relationships	41,720,000	(7,212,261)	34,507,739	10-20 years
Non-compete agreements	1,180,000	(700,876)	479,124	4-5 years

Totals	$82,099,912	$(26,522,068)	$55,577,844

Amortization expense for the year ended December 31, 2025 was $8,243,513.

Amortization expense for each of the next five years is as follows:

2026	$8,099,181
2027	8,099,181
2028	6,611,656
2029	4,303,681
2030	3,989,781
Thereafter	24,474,364

Total	$55,577,844

Note 5: Related-Party Transactions

The Company has transactions with related parties through common ownership and members. Management fees paid to Highlander Partners, LP were approximately $496,000 for the year ended December 31, 2025. At December 31, 2025, the Company had unpaid management fees of approximately $46,000, which is included in accrued expenses on the consolidated financial statements.

The Company has a revolving line of credit with a member of the Company, as discussed in Note 7.

Note 6: Leases

The Company leases multiple office and manufacturing spaces under separate noncancelable operating leases that are set to expire on various dates through 2032. The leases include renewal terms that can extend the lease terms from three to eight years. To the extent leases include renewal options, those renewal option periods are included in the measurement of the ROU asset and lease liability when the exercise is reasonably certain to occur. In addition, the Company has certain leases that are month to month.

High Point UAS, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Note 6: Leases (Continued)

The depreciable life of assets and leasehold improvements are limited by the expected lease term, unless there is a transfer of title or purchase option reasonably certain of exercise or unless the lease is with an entity under common control. The Company does not have the option to exercise a purchase option in regard to its operating leases, and as such none has been recognized in the Company's right-of-use assets or lease liabilities.

The Company's lease agreements do not contain any material residual value guarantees or material restrictive covenants. Payments due under the lease contracts include fixed payments plus variable payments for the Company’s proportionate share of the building’s property taxes, operating expenses, insurance, utilities, and maintenance. These variable lease payments are not included in lease payments used to determine the lease liability and are recognized as variable costs when incurred.

Components of lease expense were as follows:

Year ended December 31,	2025

Lease cost:
Operating lease cost	$4,299,371
Short-term lease cost	8,007
Variable lease cost	563,236

Total lease cost	$4,870,614

Supplemental information related to leases is as follows:

Year ended December 31,	2025

Operating cash flows from operating leases	$4,897,732
Right-of-use assets obtained in exchange for new operating lease liabilities	412,874

The remaining weighted-average lease term and discount rate were as follows:

Year ended December 31,	2025

Weighted-average remaining lease term	3.89
Weighted-average discount rate	7.06%

High Point UAS, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Note 6: Leases (Continued)

Maturities of lease liabilities are as follows as of December 31, 2025:

Years Ended December 31,	Amount

2026	$4,302,561
2027	3,430,327
2028	3,086,280
2029	295,183
2030	204,150
Thereafter	305,131

Total lease payments	11,623,632
Less imputed interest	(1,203,216)

Total	$10,420,416

The Company entered into a new operating lease agreement in May 2026, with occupancy to begin in December 2026. The lease term is 71 months and includes annual escalating lease payments. The beginning operating ROU asset and lease liability are approximately $2,300,000, which will be recognized during 2026.

Note 7: Revolving Line of Credit

During 2024, the Company entered into a revolving line of credit agreement with Highlander Partners, LP, secured by essentially all assets of the Company. The agreement provides for borrowings of up to $15,000,000 with interest payable monthly at a rate of 7.50%. There were no outstanding borrowings as of

December 31, 2025. The revolving line of credit expires on October 31, 2029. Interest expense incurred for the year ended December 31, 2025 was $54,279.

Effective May 15, 2026, the revolving line of credit agreement was amended and the borrowing limit was increased to $40,000,000.

In July 2026, the balance in full was paid off as part of the unit purchase agreement, see Note 13.

Note 8: Retirement Plan

The Company sponsors a deferred compensation and salary savings plan qualified under Internal Revenue Code §401(k) (the Plan) covering substantially all employees meeting certain age and service requirements. The Company provides for matching contributions equal to 100% of each participant's elective deferral up to 4% of the participant's compensation. The Company's contribution expense for the plan totaled $1,367,450 for the year ended December 31, 2025.

High Point UAS, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Note 9: Contingencies

In the ordinary course of conducting business, the Company occasionally becomes involved in legal proceedings relating to contracts, regulation issues, or other matters. During the year ended December 31, 2024, the Company became involved in a dispute with Flex Force Holdings, LLC's previous owner regarding a $5,000,000 earnout bonus outlined in the purchase agreement dated February 16, 2024. During 2025, the Company and seller entered into an agreement to engage a third party to render a determination over the earnout calculation however, there was no resolution as of December 31, 2025. As of the date of these revised consolidated financial statements, the Company maintains that it properly calculated the stipulations for the earnout and is vigorously defending the prior owner's claims and will await the third party's conclusion. As a result, no accrued losses have been recorded as of December 31, 2025.

The Company is involved in a legal dispute arising from a customer counterclaim alleging damages of approximately $2,200,000. During November 2025, a summary judgment was entered in favor of the customer for the full amount. However, the Company believes the judgment was entered without due process and intends to appeal to the Ninth Circuit Court of Appeals. As of the date of these revised consolidated financial statements, the ultimate outcome of this matter cannot be reasonably predicted. As a result, no accrued losses have been recorded as of December 31, 2025.

Note 10: Members' Equity

The Company’s board of directors has designated Series A Common and Series B Incentive units. As of December 31, 2025, the Company has outstanding Series A units of 328,038. As of December 31, 2025, the Company has 11,402 of outstanding Series B units. Holders of Series A Common units have voting rights, while Series B Incentive units holders have limited voting rights as outlined in the operating agreement.

Unit Appreciation Plan

Pursuant to an amended and restated operating agreement, the Company has the right to grant incentive plan awards to participants under a formal unit appreciation plan. The awards only settle upon the occurrence of a corporate transaction, as defined in the plan agreement, upon which the award holders will receive a cash payment in an amount equal to a value specified in the appreciation plan agreement. At December 31, 2025, there were 18,141 units issued and outstanding. Awards granted under this plan will vest upon the occurrence of the corporate transaction, provided that the participants are employees at the time of the event.

Incentive Units and Deferred Compensation

Pursuant to an amended and restated operating agreement, the Company has the right to grant incentive Series B units in order to attract and retain key employees and to provide such persons with long-term incentives and rewards. Under the agreement, each incentive Series B unit shall be deemed a "Profit Interest" within the meaning of Revenue Procedures 93-27 and 2001-43.

High Point UAS, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Note 10: Members' Equity (Continued)

The Company measures incentive unit awards at the grant-date fair value, updating each year-end, and recognizes employee compensation expense over the period the units become vested. The fair value of the incentive units is estimated using a Black-Scholes-based option valuation model that uses various assumptions regarding the (i) expected volatility in the fair value of the Company's stock based on similar publicly held companies due to the Company being privately held, (ii) expected term of the awards, (iii) discount for lack of marketability, and (iv) risk-free interest rate based on the US Treasury yield curve. The assumptions used in calculating the fair value of the unit awards represent management's best estimate and involve inherent uncertainties and the application of management's judgment. As a result, if factors change and management uses different assumptions, unit-based compensation expense could be materially different for future awards. The Company accounts for forfeitures as they occur. During 2025, the Company repurchased 3,595 units for a nil amount and had forfeitures of 4,353. In addition, the Company issued 3,950 units during 2025.

The specific assumptions used to determine the fair value of the unit awards at grant date and reporting date were as follows:

Year ended December 31,	2025

Expected volatility	35%
Expected life of award	5.00
Risk-free interest rate	3.88%
Discount for lack of marketability	28%

As of December 31, 2025, there were 11,402 units issued, of which 3,533 were vested. For the year ended December 31, 2025, approximately ($197,000) of unit-based compensation expense (benefit) was recognized. At December 31, 2025, the Company recorded a deferred compensation liability with respect to the issued Series B units in the amount of $812,655. The remaining expense is expected to be recognized over a weighted average period of 3.67 years. As of December 31, 2025, the Company has unrecognized unit-based compensation expense of approximately $1,557,000.

High Point UAS, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Note 11: Income Taxes

A reconciliation of the statutory federal income tax rate to the effective rate follows:

Description	2025

Statutory federal income tax rate	21.00%
Permanent differences	(49.07)
Valuation allowance	28.07

Effective rate	-%

The components of income tax (benefit) expense consisted of the following:

As of December 31,	2025

Deferred
Federal	$(310,822)
State	568,990
Change in valuation allowance	(258,168)

Total income tax provision	$-

While the Company had a net loss before the provision for income taxes in 2025, the change in the valuation allowance for deferred tax assets related to certain tax carryforwards where it is more likely than not that the deferred tax assets will not be fully realized resulted in a net provision for income taxes.

Deferred income taxes result from temporary differences between the reporting of amounts for financial statement purposes and income tax purposes. These differences relate primarily to different methods used for depreciation for income tax purposes, accrued liabilities, inventory reserves, net operating loss carryforwards, right of use lease assets, and research and development deductions.

High Point UAS, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Note 11: Income Taxes (Continued)

The net deferred tax asset (liability) is as follows:

As of December 31,	2025

Deferred tax assets:
Federal	$10,682,590
State	147,403

Total deferred tax assets	10,829,993

Deferred tax liabilities:
Federal	(1,351,857)
State	(46,483)

Total deferred tax liabilities	(1,398,340)

Valuation allowance	(9,431,653)

Net deferred tax asset (liability)	$-

The Company has federal loss carryovers totaling approximately $33,428,000, state loss carryovers totaling approximately $5,703,000, and business interest carryforward totaling approximately $686,000 as of December 31, 2025. Both federal and business interest carryovers can be carried forward indefinitely. State loss carryovers expire either in 2044 or indefinitely as the Company files in multiple states with varying carryover provisions.

Note 12: Accrued Expenses

Accrued expenses as of December 31, 2025, are comprised of the following:

Compensation and related benefits	$6,494,636
Vacation	1,746,616
Taxes	168,457
Legal	682,637
Other	664,740

Total	$9,757,086

High Point UAS, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Note 13: Subsequent Event

On July 2, 2026, the Company entered into a unit purchase agreement (the “Agreement”) with Ondas Inc. (“Ondas”) whereby Ondas acquired 100% of the issued and outstanding membership interests of the Company for an aggregate purchase price of (i) approximately $200 million in cash, (ii) 39,999,998 shares of Ondas common stock, which were delivered to the sellers on the closing date, and (iii) an additional 44,999,998 shares of Ondas common stock, which are to be delivered to the sellers on January 4, 2027. The Agreement contains customary purchase price adjustments. The Agreement also contains customary representations and warranties, covenants, and indemnities that are subject, in some cases, to specified exceptions, qualifications, limitations and thresholds.